Exhibit 23(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Cincinnati Bell Inc. of our report dated March 27, 2003, except as to Note 18, which is as of December 1, 2003, relating to the financial statements and financial statement schedule, which appears in Cincinnati Bell Inc.’s Current Report on Form 8-K dated December 5, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

Cincinnati, Ohio
December 15, 2003